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EXHIBIT 10.16

                                SECURED TERM NOTE
                                -----------------

                  FOR VALUE RECEIVED, CARNEROS ENERGY, INC., a Delaware corporation ("CARNEROS"), GOTLAND OIL, INC., a Texas corporation ("GOTLAND"), and CARNEROS ACQUISITION CORP., a Delaware corporation ("HOLDINGS", and collectively with Carneros and Gotland, the "COMPANIES" and each a "COMPANY"), jointly and severally promise to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "HOLDER") or its registered assigns or successors in interest, the sum of Twenty-One Million Two Hundred Thousand Dollars ($21,200,000), together with any accrued and unpaid interest hereon, on May 31, 2009 (the "MATURITY DATE") if not sooner paid.

                  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof by and among the Companies and the Holder (as amended, modified and/or supplemented from time to time, the "PURCHASE AGREEMENT").

                  The following terms shall apply to this Secured Term Note (this "NOTE"):

                                   ARTICLE 1
                         CONTRACT RATE AND AMORTIZATION

                  1.1 CONTRACT RATE. Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the "PRINCIPAL AMOUNT") shall accrue at a rate per annum equal to the "PRIME RATE" published in THE WALL STREET JOURNAL from time to time (the "PRIME RATE"), plus two percent (2%) (the "CONTRACT RATE"). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not at any time be less than eight percent (8%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on the first day of the month immediately following the date on which the Holder shall have released from escrow the proceeds from the sale of this Note (the "First Payment Date"), on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

                  1.2 PAYMENTS. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "PRINCIPAL AMOUNT") shall be jointly and severally made by the Companies on the First Payment Date and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an "AMORTIZATION DATE"). Commencing on the first Amortization Date, the Companies shall, jointly and severally, make monthly payments of principal and interest to the Holder on each Amortization Date equal to the Amortization Amount (as hereafter defined). All such payments shall be applied by the Holder first to accrued and unpaid interest, fees and expenses owing by the Companies to the Holder and then to the outstanding principal balance owing hereunder. In the event the Amortization Amount during any month is less than $150,000, then the Companies shall nevertheless be jointly and severally required to make a monthly payment to the Holder during such month in an amount equal to the difference between $150,000 and the then applicable


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Amortization Amount, which such payment shall be applied by the Holder to accrued and unpaid interest, fees and expenses owing by any Company to the Holder. Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by any Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date. For purposes of this Section, (a) the term "AMORTIZATION AMOUNT" shall mean an amount equal to seventy-five percent (75%) of the Net Revenue relating to all oil and gas properties of Carneros and Gotland (collectively, the "OIL AND GAS PROPERTIES") for the calendar month immediately preceding the Amortization Date; PROVIDED, HOWEVER, such percentage shall increase to one hundred percent (100%) upon the occurrence and during the continuance of an Event of Default and (b) "NET REVENUE" shall mean the gross proceeds paid to Carneros and Gotland in respect of oil, gas and/or other hydrocarbon production in which it has an interest whether or not such proceeds are remitted to the lockbox account and/or any other blocked account established by any Company in connection with the transactions contemplated hereby net of, in each case, with respect to the period for which such Net Revenue relates, the reasonable ordinary day to day expenses associated with Carneros' and Gotland's operation of the leases, wells and equipment, including fuel, materials, labor, maintenance, routine production equipment replacement, repairs, routine workover costs to maintain production from an existing completed well, royalty, severance tax and ad valorem tax, in each case using accounting practices and procedures ordinary and customary in the oil and gas industry, all of which shall be subject to the Holder's approval which shall be provided in the exercise of the Holder's reasonable discretion based on such supporting documentation from Carneros and Gotland as the Holder shall request.

                                   ARTICLE 2
                                EVENTS OF DEFAULT

                  2.1 EVENTS OF DEFAULT. The occurrence of any of the following events set forth in this Section 2.1 shall constitute an event of default ("EVENT OF DEFAULT") hereunder:

                           (a) FAILURE TO PAY. Any Company fails to pay when due
any installment of principal, interest or other fees hereon in accordance herewith, or any Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) business days following the date upon which any such payment was due.

                           (b) BREACH OF COVENANT. Any Company or any Subsidiary
of any Company breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

                           (c) BREACH OF REPRESENTATIONS AND WARRANTIES. Any
representation, warranty or statement made or furnished by any Company or any Subsidiary of any Company in connection with the transaction contemplated hereby, by the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

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                           (d) DEFAULT UNDER OTHER AGREEMENTS. The occurrence of
any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation, in each case in an aggregate amount of not less than $100,000, of any Company or any Subsidiary of any Company beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

                           (e) MATERIAL ADVERSE EFFECT. Any change or the
occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

                           (f) BANKRUPTCY. Any Company or any Subsidiary of any
Company shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

                           (g) JUDGMENTS. Attachments or levies in excess of
$100,000 in the aggregate are made upon any Company's or any Company's Subsidiary's assets or a judgment is rendered against any Company's or any Company's Subsidiary's property involving a liability of more than $100,000 which shall not have been vacated, discharged, stayed or bonded within forty
(40) days from the entry thereof;

                           (h) INSOLVENCY. Any Company or any Subsidiary of any
Company shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

                           (i) CHANGE OF CONTROL. A Change of Control (as
defined below) shall occur with respect to any Company, unless Holder shall have expressly consented to such Change of Control in writing. A "CHANGE OF CONTROL" shall mean any event or circumstance as a result of which (i) any "PERSON" or "GROUP" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the "BENEFICIAL OWNER" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of any Company (other than a "PERSON" or "GROUP" that beneficially owns 35% or more of such outstanding voting equity interests of such Company on the date hereof), (ii) the Board of Directors of any Company shall cease to consist of a majority of such Company's board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) any Company or any Subsidiary of any Company merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

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                           (j) INDICTMENT; PROCEEDINGS. The indictment or
threatened indictment of any Company, any Subsidiary of any Company or any executive officer of any Company or any Subsidiary of any Company under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against any Company, any Subsidiary of any Company or any executive officer of any Company or any Subsidiary of any Company pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of any Company or any Subsidiary of any Company; or

                           (k) THE PURCHASE AGREEMENT AND RELATED AGREEMENTS.
(i) An Event of Default shall occur under and as defined in the Purchase Agreement or any other Related Agreement, (ii) any Company or any Subsidiary of any Company shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) any Company or any Subsidiary of any Company attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement, (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of any Company or any Subsidiary of any Company (to the extent such persons or entities are a party thereto) or (vi) an Event of Default shall occur.

                  2.2 DEFAULT INTEREST. Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

                  2.3 DEFAULT PAYMENT. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by each Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of each Company under the Purchase Agreement and the other Related Agreements, to require the Companies, jointly and severally, to make a Default Payment ("DEFAULT PAYMENT"). The Default Payment shall be 125% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 2.3.

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                                    ARTICLE 3
                                  MISCELLANEOUS

                  3.1 CUMULATIVE REMEDIES. The remedies under this Note shall be cumulative.

                  3.2 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  3.3 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Companies at the addresses provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as any Company or the Holder may designate by ten days advance written notice to the other parties hereto.

                  3.4 AMENDMENT PROVISION. The term "NOTE" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

                  3.5 ASSIGNABILITY. This Note shall be jointly and severally binding upon the Companies and their respective successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

                  3.6 COST OF COLLECTION. In case of any Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder reasonable costs of collection, including reasonable attorneys' fees.

                  3.7 GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL.

                           (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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                           (b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE
STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                           (c) EACH COMPANY DESIRES THAT ITS DISPUTES BE
RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND SUCH COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

                  3.8 SEVERABILITY. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

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                  3.9 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

                  3.10 SECURITY INTEREST AND MORTGAGE. The Holder has been granted a security interest (i) in certain assets of the Companies as more fully described in the Master Security Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time), (ii) in the equity interests of Holdings in Carneros pursuant to the Stock Pledge Agreement dated as of the date hereof between Holdings and the Holder (as amended, restated or otherwise modified from time to time), (iii) in the equity interests of Carneros in Gotland pursuant to the Stock Pledge Agreement dated as of the date hereof between Carneros and the Holder (as amended, restated or otherwise modified from time to time) and (iv) in the oil and gas properties of Carneros and Gotland pursuant to one or more deeds of trust dated as of the date hereof.

                  3.11 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

                  3.12 REGISTERED OBLIGATION. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Companies (or their agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Companies of this Note to the new holder or the issuance by the Companies of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Companies (or their agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

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                  IN WITNESS WHEREOF, the Companies have caused this Secured
Term Note to be signed in their respective names effective as of this 31st day of May 2006.


                                                     CARNEROS ENERGY, INC.(1)


                                                     By:________________________
                                                              Name:
                                                              Title:


                                                     GOTLAND OIL, INC.(1)


                                                     By:________________________
                                                              Name:
                                                              Title:


                                                     CARNEROS ACQUISITION CORP.


                                                     By: /S/ DARREN KATIC
                                                         -----------------------
                                                              Name: Darren Katic
                                                              Title: President

WITNESS:

 /S/ JEEVAN ANAND
--------------------------------







___________________
         (1) See Joinder and Amendment Agreement dated as of June 29, 2006 among the Companies and the Holder pursuant to which Gotland and Carneros join the Secured Term Note as Companies.

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